                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                      PRAECIS PHARMACEUTICALS INCORPORATED

            PRAECIS PHARMACEUTICALS INCORPORATED, a Delaware corporation (the "Corporation"), does hereby certify that the Corporation was organized in the State of Delaware on July 16, 1993 under the name Pharmaceutical Peptides, Inc., and that this Amended and Restated Certificate of Incorporation hereby amends, restates and integrates the provisions of the Amended and Restated Certificate of Incorporation, as amended, of the Corporation as currently in effect (the "Certificate of Incorporation"), and has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL") by written consent of the holders of not less than a majority of the outstanding stock of the Corporation entitled to vote thereon and not less than a majority of each class of the outstanding stock of the Corporation entitled to vote thereon as a class, and written notice of the corporate action has been given to the stockholders of the Corporation who have not consented in writing, all in accordance with the provisions of Section 228 of the DGCL. The text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

            FIRST: The name of the Corporation is PRAECIS PHARMACEUTICALS INCORPORATED (hereinafter the "Corporation").

            SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

            THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law
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of the State of Delaware as set forth in Title 8 of the Delaware Code (the
"DGCL").

            FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is (i) 60,000,000 shares of common stock, each having a par value of one penny ($.01) ("Common Stock"), and (ii) 3,750,000 shares of preferred stock, each having a par value of one penny ($.01), of which 1,061,166 shares are designated "Series A Convertible Preferred Stock" (hereinafter "Series A Preferred Stock"), 63,700 shares are designated "Series B Convertible Preferred Stock" (hereinafter "Series B Preferred Stock"), 1,052,632 shares are designated "Series C Convertible Preferred Stock" (hereinafter "Series C Preferred Stock"), 359,324 shares are designated "Series D Convertible Preferred Stock" (hereinafter "Series D Preferred Stock") and 900,478 shares are designated "Series E Convertible Preferred Stock" (hereinafter "Series E Preferred Stock" and, together with the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, the "Preferred Stock"). Effective October 10, 1997, pursuant to an Amendment to the Amended and Restated Certificate of Incorporation of the Corporation then in effect, each outstanding share of Common Stock was split 3-for-1 (the "Stock Split"), and without further action on the part of the Corporation or any stockholder, became and was deemed to represent 3 shares of Common Stock. Each certificate representing outstanding shares of Common Stock which was issued by the Corporation prior to October 10, 1997, is deemed to represent the number of shares of Common Stock after giving effect to the Stock Split. Upon any surrender for transfer or exchange of any such certificate or certificates issued prior to October 10, 1997 representing shares of outstanding Common Stock, the Corporation will issue and deliver a certificate or certificates for a number of shares of Common Stock which gives effect to the Stock Split. In addition, the Conversion Prices set forth in Section 4(e) of ARTICLE FIFTH hereof with respect to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock give effect to the Stock Split.

            The Board of Directors of the Corporation (the "Board of Directors") is expressly authorized to provide for the issuance of all or any shares of the preferred stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive desig-nations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the DGCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

            FIFTH: The powers, preferences and relative participating, optional and other special rights of, and the qualifications, limitations and restrictions upon, the Preferred Stock are as follows:

            (1) Dividends.

            The holders of Preferred Stock shall be entitled to participate with the holders of Common Stock in any dividends paid or set aside for payment so that the holders of Preferred Stock shall receive with respect to each share of Preferred Stock an amount equal to (x) the dividend payable with respect to each share of Common Stock multiplied by (y) the number of shares (and fraction of a share, if any) of Common Stock into which such share of Preferred Stock is convertible as of the record date for such dividend (assuming such shares of Preferred Stock were converted into Common Stock on such record date).

            (2) Voting Rights.

            Except as otherwise provided by law, the holders of Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall have full voting rights and powers, and they shall be entitled to vote on all matters as to which

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holders of Common Stock shall be entitled to vote, voting together with the holders of Common Stock as one class. Each holder of shares of Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, respectively, could be converted on the record date for the vote which is being taken. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares of Common Stock into which shares of Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

            Except as otherwise provided by law, the holders of Series B Preferred Stock shall have no voting rights.

            (3) Rights on Liquidation.

                  (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (any such event being hereinafter referred to as a "Liquidation"), before any distribution of assets of the Corporation shall be made to or set apart for the holders of Common Stock, the holders of Series A Preferred Stock and Series B Preferred Stock, the holders of Series C Preferred Stock, the holders of Series D Preferred Stock and the holders of Series E Preferred Stock, respectively, shall be entitled to receive payment out of such assets of the Corporation of $10.085, $19.00, $27.83 and $42.00 per share, respectively, plus any declared and unpaid dividends on such share of Preferred Stock (the "Preferred Liquidation Preference"). If the assets of the Corporation available for distribution to the holders of Preferred Stock shall not be sufficient to make in full the payments herein required, such assets shall be distributed ratably among the holders of Preferred Stock in proportion to the aggregate preferential amount each such holder would otherwise be entitled to receive.

                  (b) If the assets of the Corporation available for distribution to stockholders exceed the aggregate amount of the Preferred Liquidation Preference payable with respect to all shares of Preferred Stock,

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then, after the payment required by paragraph (a) above shall have been made or irrevocably set aside, the holders of Common Stock shall be entitled to receive with respect to each share of Common Stock payment out of such assets in an amount equal to the Conversion Price (as hereinafter defined) for the Series A Preferred Stock and Series B Preferred Stock then in effect on the date of Liquidation, plus any declared but unpaid dividends on such share of Common Stock. If the assets of the Corporation available for distribution to the holders of Common Stock shall not be sufficient to make in full the payment herein required, such assets shall be distributed among the holders of Common Stock so that an equal amount shall be paid with respect to each outstanding share of Common Stock.

                  (c) If the assets of the Corporation available for distribution to stockholders exceed the aggregate amount payable pursuant to paragraphs (a) and (b), above, the remainder of such assets shall be distributed to the holders of Preferred Stock and Common Stock on a pro-rata basis, with the amount distributable to the holders of Preferred Stock to be computed on the basis of the number of shares of Common Stock which would be held by them if immediately prior to the Liquidation all of the outstanding shares of Preferred Stock had been converted into shares of Common Stock.

                  (d) Subject to the provisions of Section 6 of this ARTICLE FIFTH, a merger or consolidation involving the Corporation and a sale, lease or transfer of all or part of the assets of the Corporation shall be deemed a Liquidation, unless in connection with such transaction the Preferred Stock remains unchanged or the holders of Preferred Stock receive a preferred stock having terms and conditions which are no less favorable for each such series than the terms and conditions of such series immediately prior to such merger, consolidation, sale or transfer of the assets of the Corporation; provided, however, that any such event shall not be deemed a Liquidation if so determined by action of 66-2/3% of the shares of then outstanding Series A Preferred Stock, and a majority of the shares of outstanding Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, voting together as a single series.

            (4) Conversion.

                  (a) Number of Shares on Conversion.

                        (i) The shares of Series A Preferred Stock and Series B Preferred Stock shall be convertible into such number of fully paid nonassessable shares of Common Stock as is determined by dividing (A) an amount equal to $10.085 multiplied by the number of shares of Series A Preferred Stock or Series B Preferred Stock to be converted by (B) the Conversion Price then in effect for the Series A Preferred Stock or Series B Preferred Stock, as the case may be.

                        (ii) The shares of Series C Preferred Stock shall be convertible into such number of fully paid nonassessable shares of Common Stock as is determined by dividing (A) an amount equal to $19.00 multiplied by the number of shares of Series C Preferred Stock to be converted by (B) the Conversion Price then in effect for the Series C Preferred Stock.

                        (iii) The shares of Series D Preferred Stock shall be convertible into such number of fully paid nonassessable shares of Common Stock as is determined by dividing (A) an amount equal to $27.83 multiplied by the number of shares of Series D Preferred Stock to be converted by (B) the Conversion Price then in effect for the Series D Preferred Stock.

                        (iv) The shares of Series E Preferred Stock shall be convertible into such number of fully paid nonassessable shares of Common Stock as is determined by dividing (A) an amount equal to $42.00 multiplied by the number of shares of Series E Preferred Stock to be converted by (B) the Conversion Price then in effect for the Series E Preferred Stock.

            No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any Preferred Stock. With respect to any fraction of a share of Common Stock called for upon any conversion, the Corporation shall pay to the holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined in good faith by the Board of Directors.

                  (b) Right to Convert. The holder of any share or shares of Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall have the right at any time and from time to time, at such holder's option, to convert all or a portion of the shares of Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock held by such holder into Common Stock. Subject to the provisions of Section 4(f) of this Article FIFTH, commencing on the first to occur of (i) an Acquisition (as defined below) and (ii) such time as the Common Stock (or any other security into which the Series B Preferred Stock may then be convertible) becomes Publicly Traded (as defined below), the holder of any share or shares of Series B Preferred Stock shall have the right at any time and from time to time, at such holder's option, to convert all or a portion of the shares of Series B Preferred Stock held by such holder into Common Stock (or such other security into which the Series B Preferred Stock may then be convertible). Prior to the occurrence of either such event, holders of shares of Series B Preferred Stock may not convert such shares into Common Stock, except as required by Section 4(f) of this Article FIFTH. The term "Acquisition" shall mean a merger or consolidation of the Corporation in which (A) the Corporation is not the surviving corporation and (B) the stock of the Corporation is converted into or exchanged for stock of the surviving corporation which represents less than 50% of total voting power of the surviving corporation after giving effect to such merger or consolidation. A security shall be "Publicly Traded" if (A) it is listed on a national securities exchange or traded in the over-the-counter market and (B) the issuer of such security files periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. Notwithstanding the foregoing provisions of this Section 4(b), the holder of any share of Series B Preferred Stock shall be entitled to convert all or a portion of the shares of Series B Preferred Stock into Common Stock pursuant to this Section 4(b) only if and to the same extent that the shares of Series A Preferred Stock are then convertible.

                  (c) Mechanics of Conversion of Preferred Stock. The right of the holders of Preferred Stock to convert such holder's shares pursuant to
Section 4(b) of this Article FIFTH shall be exercised by the holder of such shares by giving prior written notice to the Corporation (the "Conversion Notice") that such holder elects to convert a stated number of shares of Preferred Stock (the "Conversion Shares") into shares of Common Stock on the date specified in the Conversion Notice (which date shall not be earlier than the date on which the Conversion Notice is given), and by surrender of the certificate or certificates representing such Conversion Shares. The Conversion Notice shall also contain a statement of the name or names (with addresses) in which the certificate for Common Stock shall be issued. Promptly after the receipt of the Conversion Notice (or such later date specified in the Conversion Notice) and surrender of the Conversion Shares, the Corporation shall issue and deliver, or cause to be delivered, to the holder of the Conversion Shares or his nominee or nominees, a certificate or certificates for the number of shares of Common Stock issuable upon conversion of such Conversion Shares. Such conversion shall be deemed to have been effected as of the close of business on the date specified in the Conversion Notice, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the holder or holders of record of such shares of Common Stock as of the close of business on such date.

                  (d) Common Stock Reserved. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for issuance upon the conversion of shares of Preferred Stock as herein provided, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all of the shares of Preferred Stock at the time outstanding or reserved for issuance.

                  (e) Conversion Price. As of the Effective Date (as defined herein), the conversion price (i) for the Series A Preferred Stock and Series B Preferred Stock is $3.36 per share of Common Stock, (ii) for the Series C Preferred Stock is $6.33 per share of Common Stock, (iii) for the Series D Preferred Stock is $9.28 per share of Common Stock and (iv) for the Series E Preferred Stock shall be $14.00 per share of Common Stock, such price to be subject to adjustment in accordance with the provisions of this Section 4(e). The conversion price in effect from time to time with respect to each series of Preferred Stock, as adjusted pursuant to this Section 4(e), is referred to herein as the "Conversion Price" for such series of Preferred Stock. All of the remaining provisions of this Section 4(e) (except

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Sections 4(e)(i)-(vi) which shall only apply to the Conversion Prices in effect from time to time with respect to Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, respectively) shall apply separately to the Conversion Price in effect from time to time with respect to each series of Preferred Stock.

                        (i) For purposes of this Section 4(e), the following definitions shall apply:

                        (A) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities (as defined in Section 5 of this Article FIFTH), excluding options described in Section 4(e)(i)(C)(4) below.

                        (B) "Original Issue Date" shall mean the date and time on which a share of Series C Preferred Stock was first issued.

                        (C) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 4(e)(iii) below, deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                              (1) upon conversion of any Convertible Securities outstanding immediately prior to the Original Issue Date, or upon exercise of any Options outstanding immediately prior to the Original Issue Date;

                              (2) as a dividend or distribution on Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock;

                              (3) by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Section 4(e)(vii) below; or

                              (4) to employees, consultants, directors or persons performing similar functions, if such issuances are approved by the Board of Directors or such issuances are pursuant to a plan or plans approved by the Board of Directors.

                        (ii) No adjustment in the number of shares of Common Stock into which the Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, respectively, is convertible shall be made, by adjustment in the applicable Conversion Price thereof: (a) unless the consideration per share (determined pursuant to Section 4(e)(v) of this Article FIFTH) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price for the Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, respectively, in effect on the date of, and immediately prior to, the issue of such Additional Shares, or (b) if prior to such issuance, the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock, provided that no such written notice shall be effective if such agreement affects the Series E Preferred Stock but does not so affect the Series D Preferred Stock and the Series C Preferred Stock.

                        (iii) If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issuance of such Options or Convertible Securities or, in case such a re-

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      cord date shall have been fixed, as of the close of business on such record date, provided that for purposes of determining whether any adjustment of the Conversion Price for the Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, respectively, is required, Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 4(e)(v) of this Article FIFTH) of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect for the Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, respectively, on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                        (A) No further adjustment in the Conversion Price for the Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as applicable, shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                        (B) If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, upon the exercise, conversion or exchange thereof, the Conversion Price for the Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as applicable, computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), as adjusted as a result of any such increase in consideration payable to the Corporation, shall, upon any such increase becoming effective, be recomputed to reflect such increase insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                        (C) Upon the expiration or termination of any unexercised Option or con-


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      version right with respect to any Convertible Security, the Conversion
      Price for the Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as applicable, shall be readjusted to such Conversion Price for the Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as applicable, as would have obtained had the adjustment made upon the issuance of such Options or Convertible Securities (or upon the occurrence of a record date with respect thereto) been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such Options or conversion of such Convertible Securities, as the case may be;

                        (D) In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price for the Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as applicable, then in effect shall forthwith be readjusted to such Conversion Price for the Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as applicable, as would have obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised or converted prior to such change been made after giving effect to such change; and

                        (E) No readjustment pursuant to clauses (B), (C) or (D) above shall have the effect of increasing the Conversion Price for the Series C Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock, as applicable, to an amount which exceeds the Conversion Price for the Series C Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock, as applicable, on the original adjustment date (immediately prior to such original adjustment).

            In the event the Corporation, after the Original Issue Date, amends the terms of any Options or Con-vertible Securities (whether such Options or Convertible Securities were outstanding on the Original Issue Date or were issued after the Original Issue
Date), then such Options or Convertible Securities, as so amended, shall be deemed to have been issued after the Original Issue Date and the provisions of this Section 4(e)(iii) shall apply.

                        (iv) In the event the Corporation shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(e)(iii), but excluding shares issued as a stock split or combination or upon a dividend or distribution as provided in Section 4(e)(vii)), without consideration or for a consideration per share less than the applicable Conversion Price for the Series C Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock, respectively, in effect on the date of and immediately prior to such issue (or deemed issuance), then and in such event, such Conversion Price for the Series C Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock, respectively, shall be reduced, concurrently with such issue, to a price determined by multiplying such Conversion Price for the Series C Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock, respectively, by a fraction, (A) the numerator of which shall be
      (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price for the Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, respectively; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, (i) for the purpose of this Section 4(e)(iv), all shares of Common Stock issuable upon exercise or conversion of Options or Convertible Securities outstanding immediately prior to such issue shall be deemed to be outstanding, and (ii) the number of shares of Common Stock deemed issuable upon exercise or conversion of such outstanding Options and Convertible Securities shall not give effect to any adjustments to the conversion price or conversion rate of such Option or Convertible Securities resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation; and provided further that, notwithstanding any other term or provision of this Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), in no event shall (i) the Conversion Price for the Series C Preferred Stock be less than the then applicable Conversion Price for the Series A Preferred Stock and (ii) the Conversion Price for the Series D Preferred Stock or the Series E Preferred Stock be less than the then applicable Conversion Price for the Series C Preferred Stock.

                        (v) For purposes of this Section 4(e), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                        (A) Cash and Property: Such consideration shall:

                              (1) Insofar as it consists of cash, be computed at the aggregate of cash received by the Corporation;

                              (2) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                              (3) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors.

                        (B) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4(e)(iii), relating to Options and Convertible Securities, shall be determined by dividing

                              (x) the total amount, if any, received or
            receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                              (y) the maximum number of shares of Common Stock
            (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                        (vi) In the event the Corporation shall issue or shall be deemed to have issued on more than one date Additional Shares of Common Stock as part of the same transaction or series of related transactions, and such issuance dates occur within a period of no more than 90 days, then the applicable Conversion Price for the Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall be adjusted only once on account of such issuances, with such adjustment to occur upon the final such issuance and to give effect to all such issuances as if they occurred on the date of the final such issuance.

                        (vii) In the event the Corporation shall issue any shares of Common Stock (A) by means of dividend or other distribution upon the outstanding Common Stock or (B) in subdivision of its outstanding Common Stock, by reclassification or otherwise, the Conversion Price then in effect for each series of Preferred Stock shall be reduced proportionately, and, in like manner, in the event of any combination of shares of Common Stock, by reclassification or otherwise, the Conversion Price then in effect for each series of Preferred Stock shall be proportionately increased.

                        (viii) If any capital reorganization or reclassification of the Common Stock of the Corporation, or consolidation or merger of the Corporation with or into another corporation, shall be effected (except for a transaction which is deemed to be a Liquidation under Section 3(d) of this Article FIFTH), then, as a condition of such reorganization, reclassification, consolidation or merger, lawful or adequate provision shall be made whereby the holders of Preferred Stock shall thereafter have the right to receive, in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the exercise of their conversion rights, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon the exercise of such conversion rights had such reorganization, reclassification, consolidation or merger not taken place, and, in any such case, appropriate provision shall be made with respect to the rights and interests of the holders of Preferred Stock to the end that such conversion rights (including, without limitation, provisions for adjustment of the Conversion Price for each series of Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise thereof. The Corporation shall not effect any such consolidation or merger to which this paragraph (viii) is applicable, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger shall assume by written instrument, executed and mailed or delivered to the holders of the Preferred Stock, the obligation to deliver to such holders such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive upon conversion of the Preferred Stock.

                        (ix) Each adjustment in the Conversion Price shall be calculated to two decimal places.

                        (x) If any event occurs as to which in the opinion of the Board of Directors the other provisions of this Section 4(e) are not strictly applicable or if strictly applicable would not fairly protect the conversion rights of the Preferred Stock in accordance with the intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such intent and principles, so as to protect such conversion rights as aforesaid, but in no event shall such adjustment have the effect of increasing the Conversion Price for each series of Preferred Stock as otherwise determined pursuant to this Section 4(e) except in the event of a combination of shares of the type contemplated in paragraph (e)(vii) hereof, and then in no event to an amount greater than the Conversion Price for each series of Preferred Stock as adjusted pursuant to paragraph
      (e)(vii) hereof.

                  (f) Automatic Conversion. Notwithstanding any other provisions of this Section 4, if the Corporation shall consummate a public offering of shares of Common Stock registered under the Securities Act of 1933, as amended which yields aggregate gross proceeds to the Corporation of not less than $20,000,000 (a "Public Offering"), and which is at a price per share of Common Stock equal to or greater than the minimum price per share (in each case, the "Minimum Per Share Offering Price") for each applicable time period set forth below, the Corporation, by action of its Board of Directors, shall have the right to require that each share of Pre-ferred Stock be converted into Common Stock. Following any such action by the Board of Directors, each outstanding share of Preferred Stock shall, by virtue of, and simultaneously with, the consummation of such transaction and without any action on the part of the holder thereof, be deemed automatically converted into the number of fully paid and nonassessable shares of Common Stock into which such share of Preferred Stock is convertible at such time pursuant to
Section 4(a) of this Article FIFTH. The Minimum Per Share Offering Price (such amount to be adjusted proportionately upon the occurrence of any event specified in Section 4(e)(vii) of this Article FIFTH) (i) for the period commencing upon the date of filing of this Amended and Restated Certificate of Incorporation (the "Effective Date") and ending at the close of business on the first anniversary of the Effective Date shall be $16.80 per share of Common Stock;
(ii) for the period commencing on the day after the first anniversary of the Effective Date and ending at the close of business on the second anniversary of the Effective Date shall be $18.90 per share of Common Stock; and (iii) at any time after the close of business on the second anniversary of the Effective Date shall be $21.00 per share of Common Stock. Notwithstanding the foregoing, in the event that the Corporation shall file with the Securities and Exchange Commission a registration statement with respect to a Public Offering on or before the close of business on the second anniversary of the Effective Date, the Minimum Per Share Offering Price applicable at the time of such filing of such registration statement (the "Initial Filing Date") shall be the Minimum Per Share Offering Price for the purposes of the automatic conversion of the Preferred Stock described above unless such Public Offering is not consummated within 150 calendar days after the Initial Filing Date.

                  (g) Stock Transfer Taxes. The issue of stock certificates upon conversion of the Preferred Stock shall be made without charge to the converting holder for any tax in respect of such issue. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the registered holder of the Preferred Stock converted, and the Corporation shall not be required to issue or deliver any stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

                  (h) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price for each series of Preferred Stock, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments,
(ii) the Conversion Price at the time in effect for such holders' Preferred Stock, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock owned by such holder.

                  (i) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of Common Stock for the purpose of determining the holders thereof who are entitled to receive any non-cash dividend or other non-cash distribution, any shares of Common Stock or other securities, or any right to subscribe for, purchase or otherwise acquire, or any option for the purchase of, any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Preferred Stock at least thirty (30) days prior to the record date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or right.

                  (j) Notices. Any notice required by the provisions of this
Section 4 to be given to a holder of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

            (5) Purchase Rights. If at any time the Corporation issues any options, Convertible Securities (as defined below) or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Common Stock (the "Purchase Rights"), then each holder of Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon conversion of such holder's Preferred Stock immediately before the date on which a record is taken for the issuance of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such issuance of such Purchase Rights. For the purposes of this
Section 5, the term "Convertible Securities" shall mean any right to subscribe for or to purchase, or any option for the purchase of, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock.

            (6) Protective Provisions. The Corporation shall not, without the prior consent or approval of the holders of a majority of the then outstanding shares of Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, voting together as a single series, (a) alter or change the rights of the Series C Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock so as to affect them adversely within the meaning of the DGCL, (b) create any new class or series of equity securities (whether or not convertible) or any other security convertible into equity securities which has a preference over the Series C Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock, either as to dividends or upon Liquidation, or
(c) declare or pay any dividend other than a dividend on the Common Stock payable solely in shares of Common Stock; provided that, notwithstanding the foregoing, without the prior consent or approval of the holders of a majority of the Series E Preferred Stock, the Corporation may not (i) alter or change the provisions of Section 4(f) of this ARTICLE FIFTH so as to adversely affect the rights of the Series E Preferred Stock or (ii) take any of the actions referred to in this Section (6) of this ARTICLE FIFTH if such action affects the Series E Preferred Stock but does not so affect the Series C Preferred Stock and the Series D Preferred Stock. In addition, as long as shares of Series E Preferred Stock are outstanding, the Corporation will not, without the consent of the holders of a majority of the shares of Series E Preferred Stock, consummate a Sale of the Corporation (as defined herein) prior to the Public Offering whereby the Corporation is acquired (i) solely for cash, unless the holders of Series E Preferred Stock receive in such Sale of the Corporation at least $63.00 per share of Series E Preferred Stock, (ii) for consideration consisting of securities or a combination of cash and securities having an aggregate value (the value of any securities constituting all or part of any consideration referred to in this Section 6 of this ARTICLE FIFTH to be determined in good faith by the Board of Directors) which is equal to or less than 20% of the total market capitalization of the issuer of such securities as determined immediately after the consummation of the Sale of the Corporation, unless the holders of the Series E Preferred Stock receive in such Sale of the Corporation consideration having a value of at least $63.00 per share of Series E Preferred Stock or (iii) for consideration consisting of securities or a combination of cash and securities having an aggregate value which is greater than 20% of the total market capitalization of the issuer of the securities as determined immediately after the consummation of the Sale of the Corporation, unless the holders of Series E Preferred Stock receive in such Sale of the Corporation consideration having a value equal to or greater than the minimum per share sale price (in each case, the "Minimum Per Share Sale Price") for each applicable time period set forth below. The Minimum Per Share Sale Price (i) for the period commencing on the Effective Date and ending at the close of business on the first anniversary of the Effective Date shall be $50.40 per share of Series E Preferred Stock, (ii) for the period commencing on the day after the first anniversary of the Effective Date and ending at the close of business on the second anniversary of the Effective Date shall be $56.70 per share of Series E Preferred Stock, and
(iii) at any time after the close of business on the second anniversary of the Effective Date shall be $63.00 per share of Series E Preferred Stock. Notwithstanding the foregoing, in the event that the Corporation shall enter into a definitive agreement with respect to a Sale of the Corporation on or before the close of business on the second anniversary of the Effective Date, the Minimum Per Share Sale Price applicable at the time of execution of such definitive agreement (the "Execution Date") shall be the Minimum Per Share Sale Price for the purposes of this Section 6 of this ARTICLE FIFTH, unless such Sale of the Corporation is not consummated within 180 calendar days of the Execution Date. For the purposes hereof, "Sale of the Corporation" shall mean (i) the sale or transfer by the Corporation (or any subsidiary of the Corporation) of all or substantially all of the Corporation's assets in one transaction or a series of related transactions, or (ii) any merger, consolidation or other transaction (a "Transaction"), including without limitation any Transaction in which the consideration is comprised of cash, in which the holders of the Corporation's outstanding capital stock immedi-ately prior to such Transaction possessing the voting power (under ordinary circumstances) to elect the Corporation's Board of Directors do not, immediately after such Transaction, own capital stock of the entity surviving such transaction or a parent entity thereof possessing the voting power (under ordinary circumstances) to elect a majority of the members of such surviving or parent entity's Board of Directors.

            SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

            (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

            (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

            (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

            (4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

            (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

            SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

            EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

            IN WITNESS WHEREOF, PRAECIS PHARMACEUTICALS INCORPORATED has caused this Amended and Restated Certificate of Incorporation to be executed in its corporate name this 30th day of April, 1998.

                        PRAECIS PHARMACEUTICALS INCORPORATED


                        By /s/ Malcom L. Gefter
                          ---------------------------------------------
                           Name: Malcolm L. Gefter
                           Title: Chairman of the Board,
                                  Chief Executive Officer and
                                  Treasurer

                            CERTIFICATE OF AMENDMENT
                                       OF
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                      PRAECIS PHARMACEUTICALS INCORPORATED

--------------------------------------------------------------------------------

                       Pursuant to Sections 228 and 242 of
                       the General Corporation Law of the
                                State of Delaware

--------------------------------------------------------------------------------

            PRAECIS PHARMACEUTICALS INCORPORATED, a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

            FIRST: That the following is hereby added immediately after the last sentence of the first paragraph of Article FOURTH of the Corporation's Amended and Restated Certificate of Incorporation:

            "Upon the filing of this Amendment to the Certificate of Incorporation, each outstanding share of Common Stock shall be split 1.25-for-1, and without further action on the part of the Corporation or any stockholder, shall become and be deemed to represent 1.25 shares of Common Stock. Each certificate representing outstanding shares of Common Stock shall hereafter be deemed to represent the number of shares of Common Stock adjusted to reflect the
1.25 for 1 stock split, except that no such certificate shall represent fractional shares. With respect to any fraction of a share that would have been represented by such certificate, the Corporation shall pay to the holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined in good faith by the Board of Directors. Subject to the foregoing, upon any surrender for transfer or exchange of any certificate or certificates representing shares of outstanding Common Stock, the Corporation will issue and deliver a certificate or certificates for a number of shares of Common Stock which gives effect to the 1.25-for-1 stock split."

            SECOND: That the foregoing amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, PRAECIS PHARMACEUTICALS INCORPORATED has caused this Certificate to be executed in its corporate name this 30th day of September, 1998.

                             PRAECIS PHARMACEUTICALS
                                  INCORPORATED


                             By: /s/ Malcolm L. Gefter
                                -------------------------------------
                                 Malcolm L. Gefter
                                 Chairman of the Board,
                                    Chief Executive Officer
                                    and President


                                       26